CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated March 31, 2014 relating to the consolidated financial statements of YOU On Demand Holdings, Inc. and Its Subsidiaries (the “Company”) as of December 31, 2013 and for the year then ended. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ UHY LLP
UHY LLP

New York, New York
September 23, 2015